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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of EGL, Inc. of our report dated November 8, 1999, except as to the information presented in the last paragraph of Note 11 and in Note 12, for which the date is December 15, 1999, relating to the financial statements which appear in EGL, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the headings "Experts" and "Accounting Treatment of the Merger" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas

August 8, 2000